FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2022 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: FEBRUARY 23, 2023 / 2:00PM GMT

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Unidentified Analyst -

PRESENTATION

Operator

Thank you for standing by, and welcome to Sturm, Ruger's Fourth Quarter 2022 Earnings Conference Call. (Operator Instructions) I would now like to hand the call over to President and CEO, Chris Killoy. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. Good morning, and welcome to the Sturm, Ruger & Company's Year-end 2022 Conference Call. I'll ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Tom Dineen, our CFO, will then give you an overview of the fourth quarter and 2022 financial results, and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. Good morning, everyone. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including but not limited to, the company's reports on Form 10-K for the year ended December 31, 2022, and of course, on the Forms 10-Q for the first, second and third quarters of 2022.

Cautionary documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or the SEC website at sec.gov.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2022, and our Form 10-Q for the first three quarters of 2022, which are also posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Kevin. Now Tom will discuss the company's 2022 results. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For 2022, net sales were $595.8 million and diluted earnings were $4.96 per share. For 2021, net sales were $730.7 million and diluted earnings were $8.78 per share. For the fourth quarter of 2022, net sales were $149.2 million and diluted earnings were $1.06 per share. For the corresponding period in 2021, net sales were $168 million, and diluted earnings were $2.14 per share.

Consumer demand in 2022 was below the level of demand in 2021, dampened in part by inflationary pressures, which often constrain discretionary spending. This led to an 18% reduction in our sales from the prior year.

Our profitability declined in 2022 from 2021 as our gross margin decreased from 38% to 30%. The lower margin was driven by unfavorable deleveraging of fixed costs resulting from decreased production and sales, as well as significant inflationary cost increases in materials, commodities, services, energy, fuel and transportation, which were partially offset by increased pricing. The gross margin impact of the increased costs was exacerbated by our LIFO inventory expense, which increased $3.9 million from the prior year, a disproportional amount of which adversely impacted the fourth quarter.

Our continued focus on financial discipline and the cultivation of long-term shareholder value is evident in our strong debt-free balance sheet. At December 31, 2022, our cash and short-term investments totaled $224 million. Our short-term investments are invested in United States treasury bills and in a money market fund that invests exclusively in United States treasury instruments, which mature within 1 year.

After the payment of our $5 per share special dividend on January 5, 2023, our current cash and investment balance approximates $155 million.

At December 31, 2022, our current ratio was 2.2:1, and we had no debt. Stockholders' equity was $316.7 million, which equates to a book value of $17.93 per share, of which $12.70 per share was cash and short-term investments.

In 2022, we generated $77 million of cash from operations. We reinvested $28 million of that back into the company in the form of capital expenditures related to new product introductions, upgrades to our manufacturing equipment and facilities, and the purchase of a previously leased 225,000 square foot facility in Mayodan, North Carolina, for $8.3 million for use in our manufacturing and warehousing operations.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

We expect our 2023 capital expenditures to total approximately $20 million.

In 2022, we returned $43 million to our shareholders, primarily through the payment of dividends. An additional $88 million was returned to shareholders on January 5, 2023, with the aforementioned payment of the $5 per share special dividend. Our Board of Directors declared a $0.42 per share quarterly dividend for shareholders of record as of March 10, 2023, payable on March 24, 2023. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter.

That's the financial update for 2022. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. As we discussed on our previous 2022 quarterly calls, consumer demand in 2022 fell from the unprecedented levels that began early in 2020 and remained for most of 2021. In addition, climbing interest rates, increased credit card debt and record household debt curbed discretionary spending. Consequently, the estimated unit sell-through of the company's products, from the independent distributors to retailers in 2022, decreased 25% compared to 2021.

In 2022, the NICS background checks, as adjusted by the National Shooting Sports Foundation, decreased 11%. The greater reduction in the sell-through of the company's products relative to adjusted NICS background checks may be attributable to the following: more aggressive promotions, discounts, rebates and the extension of payment terms offered by our competitors, an apparent increase in the sale of used firearms at retail, which are included in the adjusted NICS checks, but are not distinguished from new gun sales, and decreased retailer inventories as the anticipation of further discounting may be encouraging cautious buying behavior by retailers.

Despite the overall decrease in consumer demand in 2022, we are encouraged by our increased quarterly production, sales and distributor sell-through of our products in the fourth quarter. As we often mentioned on our quarterly earnings calls, each week, we review the distributor sell-through and distributor inventories on a product family by product family basis to better match our production to the demand.

While inventories of some product categories are healthy, there are others whose inventory remain below pre-pandemic levels. These include virtually all of our single action and double-action revolvers, many of our rifle families, including the Ruger American centerfire, the Ruger Precision Rifle, the Ruger Precision Rimfire, the Mini-14 and the 1022.

In addition to these families, we are hard at work ramping up production for several new product offerings, which were also met with strong demand. Our major new product launches in 2022 included the Marlin Model 1895 Guide Gun, Chambered in .45-70 Govt, which is the first reintroduction of the Marlin Guide gun family of lever-action rifles.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

The Marlin Model 1895 Trapper stainless steel lever-action rifle, chambered at .45-70. The LC Carbine chambered in 5.7x28 millimeter, a companion to Ruger-5.7 pistol, the Security-380 Lite Rack Pistol, a full-featured pistol chamber in the light-recoiling .380 Auto and the Small-Frame Autoloading Rifle, or SFAR, which combines the ballistics advantages of .308 Winchester with the size or weight of traditional modern sporting rifle.

Sales of new products, which also included the MAX-9 pistol, LCP Max Pistol, PC Charger represented $78.4 million or 14% of firearm sales in 2022. New product sales include only major new products that were launched in the past 2 years. Several popular firearms that were considered new products in 2021 including the Wrangler revolver, the Ruger 5.7 pistol and the LCP II pistol and 22 rifle have now been in production for over 2 years and were not included in the new product sales calculations for 2022.

We remain hard at work and look forward to introducing additional innovative Ruger and Ruger made Marlin firearms in 2023. At last month's SHOT Show in Las Vegas, we unveiled 2 additional Marlin products that were met with great excitement, the Marlin 336 lever-action Rifle, chambered in the iconic 30-30 caliber that we plan to start shipping this spring. And the Marlin 1894 lever-action rifle chambered in the classic revolver calibers like .357 and .44 Magnum that we plan to ship later this year, likely this summer.

It was an outstanding show for us and a great way to kick off the year. We're excited as we enter 2023 for lots of reasons. Our broad and diverse portfolio of products is unmatched in the industry. Our commitment to new product development will again yield innovative and exciting firearms that will further enrich our product catalog in 2023. Our commitment to manufacturing excellence continues to improve the quality of our products, enhance the safety of our employees.

Our team of 1,900 dedicated employees, 28% of whom have been with Ruger for more than a decade, bring their gifts and talents to our American factories every day. There's no better workforce in our industry. Our loyal customers continue to inspire us as we innovate and deliver the rugged, reliable firearms, they have come to expect from us for almost 75 years.

Our brand embodies our motto as arms makers for responsible citizens and delivers on our promise to be a world leader that provides a spirit of freedom, recreation and peace of mind.

Our robust debt-free balance sheet provides versatility and strength as we explore and consider opportunities when they may emerge. And finally, our disciplined capital strategy and relentless pursuit of cultivating long-term shareholder value remains steadfast.

Operator, may we have the first question.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Mark Smith of Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First, I wanted to ask a little bit about Marlin and just how that's trending as far as total sales mix? Any additional info you can give us would be great.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, the Marlin line continues to make great progress in our factory in Mayodan, North Carolina. The 1895s are in full swing. We've got the original SBL that we started with, the Guide Gun in alloy steel and then the Trapper model also in stainless steel. And then recently at the SHOT Show, we unveiled the 336 and 30-30 and the 1894 and 357 and 44 Magnum. And with the 1894 line in particular, that will basically double our production capability in North Carolina. That's, what we call a, squareable configuration versus the 336 and 1895, we talk about as round bolts and that's a separate line. So that will help us get that production up and increase overall volume coming out of Mayodan.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. As we look at kind of the mix that you guys given the 10-K, you have rifles kind of staying flat in dollars year-over-year. That plus ASPs for orders during Q4 that were up significantly in price. Is it safe to assume that Marlin is skewing some of these numbers higher and is becoming a pretty solid mix of your overall sales?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. That's a good assumption, especially in Q4 with the incoming orders when you look at the average selling price, both Marlin and the small-frame autoloading rifles carry significantly higher price points than, say, in 1022 or say, Ruger American Rimfire in the rifle category.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And Chris, just can you give us any additional filings you have on channel inventory as we think about Marlin overall where -- Marlin and Ruger where you're at today, and also kind of competitors, how you feel as you look at distributors and retailers today and where that inventory is?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. The Marlin inventory is virtually nonexistent. It's gone. The excitement from Marlin continues to really be very strong, and we see that inventory go right through distributors to retailers. And in fact, retailers are still having a hard time holding on any of that inventory. And so that's good news. That is it's tougher for consumers to find the product. So we're doing our best to get that production up, so that people can find those Marlins.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

On the Ruger inventory, I'd have to say it's probably normalized. There's a few areas where we see maybe slightly higher inventory than we'd like. But by and large, when you look at overall across our distributor base, the inventory is fairly normal in terms of what we like to target. We like to think of about 6x in turns for distributors, and they're right about there. So we're comfortable with that. We do see a lot of competitive pressure out there. We see people particularly -- or competitors, particularly those who may only be 1 product line deep that have resorted to pretty significant discounting and deals and things like extended payment terms and things of that nature.

And it always makes it challenging for us because we try to do that balancing act, trying to maintain, of course, market share as well as maintaining and protecting our margins and protecting the value of our distributors' inventory.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

And that was kind of my next question. It was just as we've seen your peers get more aggressive on promotions, do you expect that you'll start to follow maybe in a light way out of the gate? Or what are kind of your thoughts on pricing and promotion and what you need to do on your end?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we've currently got 3 promotions running. Frankly, they're a little lighter than what we've had in some years past. They include the LCP MAX, the 1022 family. And they're not as aggressive as maybe in years past, but they provide a little bit of excitement for a distributor salesperson to pick up a phone and contact retailers. Those are having some effect. I would expect, frankly, that the promotional environment will get tougher as we enter in, particularly into Q2 and the summer months.

So I wouldn't be surprised if we saw some additional promotional activity, certainly from our competitors and likely from Ruger as well.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Perfect. And then the last 1 for me, and I don't know if Tom wants to take it, but just outlook on gross profit margin. As you go forward, do you expect this to continue to get squeezed and then if you can give any breakdown of just how much of the pressure on gross profit margin was inflationary pressure in costs versus deleverage?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, as you've seen Ruger over the years, I mean, when our volume goes up or down, that deleveraging on the way down can be significant in terms of the impact on gross margins. However, in this environment, I mean, we are seeing significant inflationary pressures on a lot of our commodities. We're seeing things like aluminum up 10%, packaging material up as high as 15%, even our wood and ammo up 12% to 15%.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

So our steels were largely protected with some of the long-term agreements we had in place, but we expect that to continue the inflationary pressure going forward. So I think it's a combination of that deleveraging and those commodity price increases.

Operator

Our next question comes from the line of Rommel Dionisio of Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

I wonder if you could just talk about, just from a competitive standpoint, you guys have generally run your supply chain a lot more efficiently than many of your competitors. And kind of where people are getting squeezed from the quantity side, from the supply chain side, I wonder if you could just talk about where are the positions you sort of over the longer term for market share gains, I mean, obviously, you -- and how you think about your approach to 2023, possibly in 2024 in terms of pricing, marketing. Do you want to just kind of maximize profitability? Do you want to gain market share? Because this could certainly be a time for you guys to do that. How do you guys think about that strategically?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. Good question. As I said, it's a balancing act, looking at market share versus maintaining gross margin in this marketplace. One of the things we try to do is leverage our strong balance sheet. With our cash position and no debt, if we have the opportunity to buy a little deeper on commodities like steel, for example, we'll do it. We use a lot of specialty steels in our manufacturing. And so there are certain things that we don't mind being a little deeper in raw materials. We certainly watch our work in process and our finished goods inventory.

When it comes to raw material, we're okay. We're going in a little bit deeper than maybe some of our competitors because our balance sheet allows us to do that. And so that's 1 way we can -- I won't call it a hedge against the future, but make sure we're prepared for the future, whether it's increased ramping up production or just making sure we have availability of those specialty steels and commodities.

In terms of maintaining market share and the ability to perhaps grab market share and be more aggressive, that's something we look at. We are conservative when it comes to maintaining our gross margins. But as I said before, I expect the promotional environment to heat up a little bit as we go forward this year and that may be an opportunity for us to take some business from some of our competitors. But we want to do it profitably. We don't like to take that business and not make it profitable for both ourselves, our wholesalers and the retailers.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

And maybe just as a follow-up to that, Chris. During the kind of last industry sort of cyclical downturn as it were, you guys made obviously a pretty significant acquisition. And as we enter the period where things are again going to be somewhat challenging for many of your competitors overall, maybe without discussing obviously specific transaction, could you discuss your proclivity to perhaps make another bolt-on or add-on acquisition?

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. I mean, frankly, we'd love to at the right price. I mean, we're -- as you likely know, we're notoriously a little miserly when it comes to maintaining our assets. But if the right opportunity came for us, particularly on the firearms side, I don't think we'll be doing anything far afield from our core business. But on the firearms side, that could make sense, again, at the right price.

And that's 1 of the reasons you look at our balance sheet today, even after paying out $88 million in January on the special dividend, today, we've still got a cash balance of cash and short-term investments of about $155 million. So pretty significant after paying out that dividend. So we're -- we've got a lot of dry powder. And if the right opportunity is there, we'd like to capitalize on it.

Operator

Our next question comes from the line of Ryan Hamilton of Morgan Dempsey Capital.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

My first question, you guys have talked in the past about new product releases where you like to build a pretty sizable inventory to meet the surge of demand. Where we currently are, are you seeing any kind of -- are you pushing back any of the new releases because the inability to build meaningful inventory?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No. Absolutely not. We -- what usually drives new product releases, obviously, is just the length of time from an engineering standpoint to make sure you bring it out completely and have a safe and reliable product. So we're not holding anything back. We've got -- candidly, we've got a couple of things that we are -- do have some inventory we're getting ready to release, but we want to make sure we're smart about how we do it. You'll see those shortly.

And again, I think we'll continue our pattern of having meaningful inventory that are -- we like to get it out to our distributors before we announce it to retailers and consumers. So by the time somebody reads about it on their morning e-mail search, at least our distributors have it. Hopefully, our retailers are a phone call away from getting that first slug of inventory as well.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

I guess I could frame it a little bit differently. As supply chain issues and inflation maybe come down a bit, do you potentially see the cadence of new releases picking up?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we're going to go as fast as we can. We don't -- to be honest with the supply chain and inflationary pressures has not been a factor on our ability to release products. I mean, certainly, it makes it tougher. But we're going to keep the pedal to the metal and go as fast as we can, whether we see those inflationary pressures or not.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. No, that's good to hear. I know I always ask about the accessories business. Any color there?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, accessories remained strong for us. And again, they're a great contributor to gross margin. However, as new guns -- new -- sale of new guns decline, typically, our accessory business, which is heavily driven by magazines, that also not exactly in lockstep, but trends downward or trends upwards with firearm sales.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Right. When you look at current demand, would you say this is a healthier level where we currently are than that sharp spike in late 2020 into 2021?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I don't know if I call it healthy there. I hope that it's sustainable and steady. I mean we obviously saw some outsized demand from nonstandard factors in that 2020, 2021 period everything from the, of course, global pandemic, civil unrest, defund, the police movement, politics, et cetera. I think we're back now where we're seeing a strong demand for some traditional categories like bolt-action rifles or 1022s. I think overall, when you look at some of the data out there, handguns in particular has likely slowed during the course of 2022.

We're also seeing more used guns seem to be coming into the marketplace. And that's just a reminder, that NICS checks, even the adjusted NICS checks for NSSF include the sale of used guns. So when -- our experience over time has been when inflationary pressures hit the pocket books at home, sometimes people will rather than buying a new gun, will buy a used gun and some people will, in fact, go back into the gun store and turn those guns -- those recently purchased guns into cash.

So we're seeing a -- what seems to be somewhat anecdotal, but we're seeing an increase in used gun sales at retail. And again, just a reminder that those NICS checks include both new and used gun sales.

Operator

Our next question comes from the line of Stefan (inaudible).

Unidentified Analyst -

Following up on Mark's questions. Did I get it right that pressure on margins is increasing? And how are labor costs affecting margins?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Stefan, good question. I think the commodity pricing pressure is there, but with Ruger, we also have the deleveraging of our fixed cost as volume decreases. So that's that was probably the primary decrease in our gross margin when we look at this current report. Labor costs have gone up as well. All of our factories, we've increased our labor costs. We've added things like shift differentials, increase in premiums there. We've had some additional increases to hourly wages where it made the most sense.

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FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

And so it's just something we need to do to keep pace to -- continue to attract and retain good folks in our factories.

Unidentified Analyst -

Can you include those higher labor costs in sales prices?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, in the past about approximately 3 years, we've had 4 price increases. They were 3% across the board. So the most recent price increase was 3% January 1 of this year. And that captures some of it, but frankly, not all of it. And again, in this competitive market, we have to be -- we have to balance the ability to raise prices with staying competitive at the retail counter.

Unidentified Analyst -

Understand. Last question from my side is about the tax rate. It was extremely low in the last 2 quarters. Will it stay there? Or will it go back again?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'm going to ask Tom to take that 1 for you.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Good question, Stefan. The short answer is no. It's not going to stay there. In 2022, we benefited by taking some R&D cash credits that emanated from prior years. So we had about a 4% differential or a 4% reduction in our tax rate in 2022, most of which won't be there next year. So we think next year, our tax rate will be in the kind of up to the 22%, 23% range when all said and done, and that compares to about 18.5% this year. So we'll be going up those kind of 4 points or so.

Operator

At this time, I'd like to turn the call back over to Chris Killoy for closing remarks. Sir?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

In closing, I would like to start by thanking all of you for attending this call this morning and for all our shareholders for their continued investment in our company. And I would like to thank our loyal customers and our 1,900 hard-working members of the Ruger team, who design, build and sell rugged, reliable firearms every day.

I hope you will be able to join us at our virtual 2023 Annual Meeting on Thursday, June 1. Further details will become available in April. Thank you.

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11

FEBRUARY 23, 2023 / 2:00PM GMT, Q4 2022 Sturm Ruger & Company Inc Earnings Call

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect.

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